UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

Securities Purchase Agreement

On January 22, 2024, Outlook Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the institutional and accredited investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase, in a private placement (the “Private Placement”) an aggregate of $60 million in shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and, for each Share issued in the Private Placement, accompanying warrants to purchase up to one and a half shares of Common Stock (the “Warrants” and, together with the Shares, the “Securities”). The purchase price per Share and accompanying Warrant will be equal to the lower of (a) $0.35 and (b) the Market Price of the Common Stock as of the Closing (as defined below) (the “Per Share Price”). “Market Price” means the lower of (i) the closing price of the Common Stock on the Nasdaq Capital Market as of the trading day immediately preceding Closing (the “Pricing Date”) and (ii) the volume weighted average price of the Common Stock on the Nasdaq Capital Market over the five trading days prior to the Closing (but in no event lower than $0.07 per share).

The Warrants will have a per share exercise price equal to 110% of the Per Share Price, subject to proportional adjustments in the event of stock splits or combinations or similar events (such as the reverse stock split to be implemented prior to Closing as discussed below). The Warrants will be exercisable only for cash, except in limited circumstances, at any time after the date of issuance (the “Issue Date”) and will expire five years from the Issue Date. A holder of Warrants may not exercise the Warrant if the holder, together with its affiliates, would beneficially own more than a specified percentage of the outstanding Common Stock (4.99%, 9.99% or 19.99%, as applicable), immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”)which may be increased or decreased at the holders’ option (not to exceed 19.99%), effective 61 days after written notice to the Company. In addition, the Company may require the holders to cash exercise the Warrants under certain circumstances as follows: (i) if the VWAP of the Common Stock equals or exceeds $1.00 per share (subject to adjustment in the event of stock splits, combinations or similar events, such as the reverse stock split to be implemented prior to Closing as discussed below) for 30 consecutive days (the “Stock Price Condition”) at any time after the Company publicly announces topline data from its NORSE EIGHT clinical trial evidencing satisfaction of the trial’s primary endpoints (the “NORSE EIGHT Announcement”), upon the consent of a majority of the members of the Company’s Board of Directors (the “Board”), the Company may require the holders to exercise up to 20% of the aggregate number of Warrants issued to such holder on the Issue Date; and (ii) the Company may require up to the remainder of the Warrants be exercised (A) if the Stock Price Condition is satisfied at any time after the Company publicly announces approval from the U.S. Food and Drug Administration of its Biologics License Application for ONS-5010, upon the consent of a majority of the members of the Board or (B) if the Stock Price Condition is satisfied at any time after the NORSE EIGHT Announcement, upon the unanimous consent of the members of the Company’s Board of Directors present at duly called meeting.

The closing of the Private Placement (the “Closing”) is conditioned on (i) the filing of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock by at least a number of shares sufficient to issue the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), (ii) the implementation of a reverse stock split of the Common Stock, and (iii) stockholder approval of the issuance of the Securities in the Private Placement pursuant to Nasdaq Listing Rule 5635(d). The Company intends to seek to obtain approval of each of the foregoing at its 2024 annual meeting of stockholders (collectively, the “Stockholder Approval”). The Private Placement will not close, the Securities will not be issued and the proceeds of the Private Placement will not be received by the Company unless and until the Stockholder Approval is obtained and the reverse stock split is implemented. The Company anticipates receiving gross proceeds of $60 million at the Closing, and may receive up to an additional $99 million of gross proceeds upon cash exercise of the Warrants, in each case before deducting placement agent fees and offering expenses. BofA Securities and BTIG acted as co-placement agents in connection with the financing.

The Company intends to use the net proceeds to fund its ONS-5010 clinical development programs, including to initiate and fund the planned NORSE EIGHT clinical trial, and for working capital and other general corporate purposes. The Securities Purchase Agreement may be terminated if the Stockholder Approval is not obtained by April 15, 2024 or if Closing has not occurred prior to the 15th trading day following receipt of Stockholder Approval. In connection with the Securities Purchase Agreement, GMS Ventures and Investments (“GMS”) and Syntone Ventures, LLC (“Syntone”), the Company’s largest stockholders, and each of the Company’s directors have executed support agreements (the “Support Agreements”) pursuant to which each has agreed to vote its shares of Common Stock in favor of the items for which Stockholder Approval is required.

Existing investors and entities affiliated with certain directors of the Company are party to the Securities Purchase Agreement. GMS, affiliated with Yezan Haddadin and Faisal G. Sukhtian, directors of the Company, has committed to purchase Shares and Warrants for an aggregate purchase price of approximately $16.1 million.

The foregoing descriptions of the Securities Purchase Agreement, Support Agreements and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of each such document, which are filed as Exhibits 10.1, 10.2 and 4.1 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

Also on January 22, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to prepare and file, within five days following the Closing, one or more registration statements with the Securities and Exchange Commission to register for resale the Securities held by the Investors (the “Registrable Securities”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

The Company has granted the Investors customary indemnification rights in connection with any registration statement filed pursuant to the Registration Rights Agreement. The Investors have also granted the Company customary indemnification rights in connection with any registration statement filed pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Syntone Private Placement

Purchase Agreement

In addition, on January 22, 2024, the Company entered into a securities purchase agreement (the “Syntone Purchase Agreement”) with Syntone, pursuant to which Syntone agreed to purchase $5 million of shares of Common Stock (the “Syntone Shares”) and, for each Syntone Share issued in the under the Syntone Purchase Agreement, accompanying warrants to purchase up to one and a half shares of Common Stock (the “Syntone Warrants”) on substantially the same terms as those set forth in the Securities Purchase Agreement and the Warrants, subject to receipt of certain regulatory approvals (the “Syntone Private Placement”) in addition to the closing conditions noted above.

Syntone is an existing investor, affiliated with Andong Huang, a director of the Company, and has committed to purchase the Syntone Shares and Syntone Warrants for an aggregate purchase price of approximately $5 million.

The foregoing descriptions of the Syntone Purchase Agreement and the Syntone Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Syntone Purchase Agreement and the form of Syntone Warrant, which are filed as Exhibits 10.4 and 4.2 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

Also on January 22, 2024, the Company entered into a registration rights agreement (the “Syntone Registration Rights Agreement”) with Syntone, pursuant to which the Company agreed to prepare and file, within 5 days following the closing of the Syntone Private Placement, one or more registration statements with the Securities and Exchange Commission to register for resale the shares of Common Stock and the shares of Common Stock underlying the Syntone Warrants (the “Syntone Registrable Securities”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Syntone Registrable Securities.

The Company has granted Syntone customary indemnification rights in connection with the registration statement filed pursuant to the Syntone Registration Rights Agreement. Syntone has also granted the Company customary indemnification rights in connection with the registration statement filed pursuant to the Syntone Registration Rights Agreement.

The foregoing description of the Syntone Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Syntone Registration Rights Agreement, which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

Amendment to Convertible Note

On January 22, 2024, the Company entered into the Third Amendment to Convertible Promissory Note (the “Note Amendment”) with Streeterville Capital, LLC (the “Lender”), which amends that certain Convertible Promissory Note dated December 22, 2022 in the principal amount of $31.8 million (as previously amended, the “Note”). Pursuant to the Note Amendment, the Lender agreed, subject to the satisfaction of certain conditions, to the following conditional amendments (collectively, the “Conditional Amendments”):

•	A reduction in the initial conversion price with respect to $15.0 million in aggregate principal amount of the Note to the price per share in an issuance of equity securities by the Company resulting in aggregate gross proceeds of at least $25.0 million (a “Qualified Offering”) (which the Company expects to result in a reduction of the initial conversion price such that it equals the Per Share Price in the Private Placement) (the “Conversion Price Adjustment”), which would apply to conversions on or after April 1, 2024;

•	An extension of the maturity date of the Note to July 1, 2025;

•	An extension fee of 7.5% of the outstanding balance of the Note, which amount will be calculated and added to the outstanding balance on the date a Qualified Offering is completed;

•	An increase of the rate at which interest will accrue on the Note from 9.5% to the prime rate (as published in the Wall Street Journal) plus 3% (subject to a floor of 9.5%); and

•	An obligation of the Company to repay at least $3.0 million of the outstanding balance of the Note for each calendar quarter beginning with the second quarter of 2024 (subject to adjustment for conversions by the Lender and to payment of an exit fee as set forth in the Note) and continuing until the Note is repaid in full.

The Conditional Amendments are subject to completion of a Qualified Offering, the absence of an event of default under the Note and receipt of approval of the Company’s stockholders of the Note Amendment under applicable rules of the Nasdaq Stock Exchange.

The foregoing description of the Note Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Amendment, which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement and the Syntone Private Placement is hereby incorporated by reference into this Item 3.02. The Shares, Warrants, Syntone Shares and Syntone Warrants are being sold and, upon exercise the shares of Common Stock underlying the Warrants and Syntone Warrants, will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. The Investors and Syntone made relevant representations in the Securities Purchase Agreement and Syntone Purchase Agreement, respectively.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 8.01	Other Events.

On January 23, 2024, the Company issued a press release announcing the Private Placement, Syntone Private Placement and Note Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “may,” “will,” “would,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements, including without limitation statements regarding the expected closing of the Private Placement and the Syntone Private Placement, the Company’s receipt of the necessary stockholder approval, Sytone’s receipt of the necessary regulatory approvals, anticipated proceeds from the Private Placement and Syntone Private Placement and the use thereof, the Company’s plans to file registration statements to register the resale of the Registrable Securities and the Syntone Shares and Syntone Warrants, and the Company’s development plans with respect to its product candidates, including the planned NORSE EIGHT clinical trial, and the effectiveness of the Conditional Amendments. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report on Form 8-K. These forward-looking statements are subject to risks and uncertainties that could cause results and events to differ significantly from those expressed or implied by the forward-looking statements, including risks associated with receipt of necessary stockholder approvals and closing a securities offering. Additional factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including under “Risk Factors” in the Company’s annual report on Form 10-K for the year ended September 30, 2023 and future filings by the Company. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Syntone Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Support Agreement

10.3	Form of Registration Rights Agreement.

10.4	Syntone Purchase Agreement, dated January 22, 2024

10.5	Syntone Registration Rights Agreement, dated January 22, 2024

10.6	Third Amendment to Convertible Promissory Note, dated January 22, 2024

99.1	Press Release dated January 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: January 24, 2024	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer